Exhibit (i)

                CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

     We hereby consent to the reference to our firm included in the statement of additional information of SunAmerica Strategic Investment Series, Inc. filed as part of Registration Statement No. 333-69517.


                                      Swidler Berlin Shereff Friedman, LLP
                                  /s/ Swidler Berlin Shereff Friedman, LLP
                                  ----------------------------------------

New York, New York
February 28, 2001